                                                                     EXHBIT 10.6


Dated this twenty second day of August Nineteen Hundred and Ninety Five (22nd August 1995)






Innovative Technologies Limited     (1)

- and -

Carrington Laboratories Incorporated    (2)



NON-EXCLUSIVE

SALES AND DISTRIBUTION AGREEMENT

for Alginate Dressings






Ref: S&DACARL.sam

DATE:  August 22nd 1995

PARTIES

INNOVATIVE TECHNOLOGIES LIMITED of Road Three, Industrial
Estate, Winsford, Cheshire CW7 3PD, UK ("IT").

CARRINGTON LABORATORIES INCORPORATED  of  PO BOX  168128,
IRVING,  TEXAS  75016-8128  USA. ("CARL")

IT IS HEREBY AGREED:

Appointment and Duration

IT hereby appoints CARL as its non-exclusive distributor [world-wide] [for the countries listed in the first schedule to this Agreement ("Schedule 1") hereto] ("the Territory") for the products listed in the [first] [second] schedule to this Agreement ("Schedule [2] [1]") as amended by written agreement between IT and CARL from time to time ("the Products") upon the terms and conditions of this Agreement and in consideration of them.

The appointment hereunder shall be with effect from September 1st 1995, ("the Effective Date") and subject to the provisions for earlier termination in Clause 16 shall last until September 1st 2000 and shall continue thereafter unless and until terminated by either party giving to the other not less than six months prior notice in writing expiring on or at any time after the expiry of the said five year term.

CARL's Obligations

CARL shall, at all times during the subsistence of this Agreement, use all reasonable endeavours within its control to promote sales of the products in the Territory and in particular
(but without prejudice to the generality of the foregoing) CARL hereby undertakes for such purposes:-

to consult with and obtain the written approval of IT before the publishing of any claims with respect to the Products and such approval shall not be unreasonably withheld or delayed, save that this shall not entitle IT to exercise any control over CARL's resale prices or conditions of sale;

to take all proper steps necessary or expedient to obtain prompt clearance of the Products through the port(s) of entry into and within the Territory and to discharge all fiscal and other obligations arising in respect of the import and/or release of the Products through customs or other competent authorities in the Territory;

to follow all technical instructions given by IT relating to the initial inspection, use, care, storage and disposal of the Products and instructions to customers on such matters and to advise IT immediately in writing should CARL at any time become aware of anything which in its opinion may materially adversely affect these matters or the condition or life of the Products;

to ensure that all its staff involved with the promotion or sale of the Products, or with the giving of advice or assistance to customers or potential customers for the Products, are sufficiently trained in order to engage in such activities.

to indicate in all correspondence and all dealings relating directly or indirectly to the sale or other dispositions of the Products clearly that it is acting as principal, and at no time shall CARL have any power or authority to bind IT or assume any obligations of any kind implied or expressed on behalf of IT;

to keep IT informed of any matters which in CARL's opinion are likely to be of interest, use or benefit to IT in relation to the marketing of IT's Products;

to promptly notify IT of any actual, threatened or suspected infringement of the Products or of any Intellectual Property (as defined below) of any third party or any such infringement of the Intellectual Property in the Products which comes to CARL's notice from time to time and at the request and expense of IT do all such things as may be reasonably required to assist IT in taking or resisting any proceedings in relation to any such infringement or claim, provided that this Clause 2.1 shall not operate so as to prejudice CARL's rights to challenge the validity or the subsistence of IT's Intellectual Property in the Products and to that extent the obligation to assist IT shall not apply. For the purposes of this Agreement, "Intellectual Property" means any patent, copyright, design right, registered design, trade mark, or other industrial or intellectual property right;

to carry out reasonable checks on each consignment of the Products received from IT and to ensure that the Products do not deteriorate and not to sell any of the Products which it knows or has reasonable grounds for believing to be defective; and

to use all reasonable endeavours to exhibit the Products at exhibitions and trade fairs in the Territory.

IT and CARL shall each maintain adequate product liability insurance to protect their respective interests and shall give details of such insurance to the other upon written request. Such product liability insurance shall be for the benefit of both CARL and IT and the interest of the other party therein shall be recorded on the policy of insurance.

CARL and IT hereby undertake that each will not during the term of this Agreement and for a period of two years following its expiry or termination to solicit or contact with view to employment or employ any employee of the other who is or had during the two years prior to such solicitation, contact or employment been involved with or participated in any matters relating to the Products.

Forecasts and Reporting

In respect of each six (6) month period during the subsistence of this Agreement, the first such period commencing on the Effective Date, CARL shall submit to IT:-

not later than one (1) month after the end of each such period a written report in accordance with CARL's activities in the previous six (6) months relating to the promotion and sale of the Products in the Territory and including:-

details of sales made by country;

a summary of any developments in the market for the Products;

a summary of current and future promotional activity;

comments and/or complaints relating to the performance of the Products; and

not later than one (1) month prior to the start of each period a forecast of purchases from IT for the next six (6) month period.

Terms of  Supply and Delivery

IT agrees to supply and CARL agrees to purchase the Products ordered by CARL in accordance with the provisions of this Agreement. Each order made by CARL shall comprise a separate contract between the parties to which the terms of this Agreement shall apply, such orders placed twelve (12) weeks before delivery.

IT shall deliver or arrange for the delivery of the Products F.O.B. United States port of entry specified by CARL in any order placed by it for the Products and IT shall pay all export and import duties in connection therewith. CARL shall bear all shipping, insurance and transportation charges and other costs for delivery from the United States port of entry to its facilities and CARL shall take all proper steps necessary or expedient to obtain prompt importation and clearance of the Products through the port of entry into and within the Territory. F.O.B. shall have the meaning and import the respective rights and obligations of buyer and seller as provided in Incoterms 1990 or any subsequent revision thereto.

In the event of alleged shortage in the Products delivered CARL shall endorse the carrier's receipt accordingly and shall submit a written claim to IT within fourteen (14) days following the date of deliveries. In the event of non-delivery a written claim to IT shall be made by CARL within thirty (30) days following the presumed date of arrival. In the absence of notice as required above, the correct quantities of the Products shall be deemed to have been delivered in accordance with this Agreement. CARL shall not be entitled to refuse to accept delivery by reason only of short delivery.

IT shall be entitled to withhold delivery of the Products under this Agreement at any time if payments are due from CARL hereunder and have not paid in accordance with Clause 5.2 hereof.

Risk of loss of or damage to the Products shall pass to CARL on delivery in accordance with the provisions of Clause 4.2 and normal F.O.B. principles shall apply accordingly.

It is further agreed that during the subsistence of this Agreement:-

CARL may only purchase the Products or any substantially equivalent calcium alginate wound dressings from IT;

CARL may not itself manufacture the Products or any substantially equivalent calcium alginate wound dressings; and

CARL, acting as IT's distributor in selling the Products shall only sell the Products within the Territory.

Price and Payment

For each Product purchased from IT, CARL shall pay to IT the purchase price for the Product ("Purchase Price") set out in the [third] [second] schedule to this Agreement ("Schedule [3] [2]") hereto, which price includes the cost of packaging and labelling the Products in final shipping containers, F.O.B. United States port of entry and includes all export and import duties, insurance, tariffs and customs charges directly involved with so shipping the Product to the U.S. port of entry.

The Purchase Price shall be reviewed and any necessary changes made to it at the end of the first six (6) calendar months following the date on which the first consignment of the Products is delivered to CARL's facilities in the United States, and thereafter on each successive anniversary of the Effective Date of this Agreement.

The Purchase Price as set out in Schedule [3] [2] hereto and as subsequently revised under Clause 5.2 shall be determined according to the general principle that the Purchase Price shall (unless the parties agree otherwise in writing) represent a sum of money equivalent to [thirty-five percent (35%) (based on an agreed] forty per cent (40%) [less the five per cent (5%) which it is hereby agreed that CARL will expend on additional promotional literature and marketing efforts)] of CARL's Average Net Selling Price for the Products for a period of one (1) year from the Effective Date of this Agreement and thereafter the following shall apply:-

forty percent (40%) of CARL's Average Net Selling Price for the
Products during any period in which CARL's market share is less than five percent (5%); or

thirty-seven percent (37%) of CARL's Average Net Selling Price for the Products during any period in which CARL's market share is between five percent (5%) and ten percent (10%); or thirty-three percent (33%) of CARL's Average Net Selling Price for the Products during any period in which CARL's market share is between ten percent (10%) and fifteen percent (15%); or

thirty percent (30%) of CARL's Average Net Selling Price for the
Products during any period in which CARL's market share is greater than fifteen percent (15%).

As used herein, market share shall be CARL's overall market share in monetary value for the Products in the United States as reported in the Healthcare Products Information Services, Inc. ("HPIS") reports for the relevant period. After said initial six (6) month period and annually thereafter as set forth in Clause 5.2, CARL's actual average selling price and market share will be calculated and the Purchase Price from IT adjusted retrospectively for purchases made during said six (6) month or annual period and prospectively for future purchases. CARL will supply to IT its actual Average Net Selling Price for the Products within sixty (60) days of the end of each such period throughout the term of this Agreement. Within thirty (30) days, any deviations between estimates and actuals shall be paid.

[

Without prejudice to the generality of Clause 5.3 above, CARL hereby agrees to undertake additional expenditure on promoting the Products in the Territory, including on promotional literature and marketing effort, to an amount equal to not less than five per cent (5%) of CARL's Average Net Selling Price for the Products for a period of one (1) calendar year from the Effective Date of this Agreement.

The promotional expenditure incurred by CARL pursuant to Clause
5.4.1 above shall be deemed to be part-payment of the Purchase
Price for the Products during the first calendar year from the Effective Date of this Agreement.

Consequently, in consideration for and in ackowledgment of CARL's agreeing to pay IT five per cent (5%) of the Purchase Price for the Products in the form of additional promotional expenditure equal to that amount in respect of the Products, as specified in Clause 5.4.1 above, IT hereby acknowledges that the balance of the Purchase Price payable for the Products is an amount equal to thirty five per cent (35%), rather than the figure of forty per cent (40%) set out in Clause 5.3 above, of

CARL's Average Net Selling Price for the Products during the first calendar year from the Effective Date of this Agreement.

The parties hereby agree and acknowledge that the provisions of this Clause 5.4 shall only apply for a period of one year from the Effective Date of this Agreement.]

As used herein, CARL's "Average Net Selling Price" for the Products shall be its gross sales for each of the Products on an arm's length basis to its third party customers, less any applicable arm's length volume related cash discounts and rebates, taxes, transportation charges separately billed, returns and allowances, divided by the number of each Product sold. IT shall have the right to inspect CARL's books and records during the term of this Agreement for the purposes of verifying CARL's Average Net Selling Price for the Products. CARL shall be invoiced for the Purchase Price of the Products on despatch of the Products and terms of payment shall be the later of forty-five (45) days from the date of such invoice, or receipt of the Products.

CARL shall be invoiced on despatch of the Products and terms of payment shall be forty-five (45) days from the date of such invoice date.

All invoices sent shall be in Pounds Sterling and payments made shall be in Pounds Sterling or at the option of CARL in US
Dollars using spot exchange rate applicable on invoice date and as published daily in the London Financial Times.

IT shall be entitled to charge interest on overdue accounts at the rate of three per cent (3%) above Lloyds Bank base rate at the time payment is due. In the event that payment is overdue on any account for a period of thirty (30) days IT reserves the right to terminate the Agreement immediately by serving notice to terminate pursuant to sub-Clause 16.1.3 hereof.

No deduction shall be permitted from the amount(s) due without the prior approval of IT.

CANCELLATION OF ORDERS

CARL shall not be entitled to cancel an order (or any part of an order) which has been accepted by IT except upon prior written agreement by IT and upon such terms as will indemnify IT for all costs, charges, expenses, damage or loss (including, without limitation, loss of profit, costs of tooling and purchase of raw materials) incurred or suffered by IT in respect of each such order. IT is not bound to agree to any such cancellation and may complete the contract notwithstanding any purported cancellation from CARL.

Inability to Supply and Sell

Notwithstanding any other provision herein to the contrary, IT shall endeavour to supply the Products ordered by CARL within the time or times requested but shall not be responsible or liable to CARL for any failure or delay in supply of the Products hereunder due to any cause beyond the control of IT including (but not limited to) inability to obtain raw materials, war, riot, civil commotion, accident, breakdown of or damage to machinery or equipment, fire, flood, Act of God, strike, lock-out or other industrial dispute, or any restriction, regulation, order, act or omission by any local or governmental authority.

In the case of delay in supply any time fixed for the supply of the Products hereunder shall be extended by a period equivalent to the period of delay.

If, due to any cause beyond its control, IT is unable to meet all orders for the Products placed by its customers, agents or distributors, IT shall have the right to allocate the available quantity of Products amongst its customers, agents or distributors including CARL. IT shall under no circumstances be liable for any indirect or consequential losses, costs or penalties incurred or suffered by CARL as a result of inability or failure by IT to meet any delivery dates.

Notwithstanding any other provision herein to the contrary, CARL shall not be liable to IT for any failure or delay in the performance of its obligations hereunder due to any cause beyond the control of CARL including (but not limited to) war, riot, civil commotion, accident, breakdown of or damage to machinery or equipment, fire, flood, Act of God, strike, lockout or other industrial dispute, or any restriction, regulation, order, act or omission by any local or governmental authority.

Stock and Storage

CARL shall comply in all respects with all instructions and directions issued to it in writing from time to time by IT in relation to the proper method of storing and handling the Products.

CARL shall not sell any Products which, in IT's reasonable opinion, are unsaleable, which expression shall (without limitation) include those products which remain unsold after the recommended consumption or selling date, or which have been damaged or deteriorated, or which do not comply with the quality standards for the time being applied by IT and notified in writing to CARL or by the laws of the Territory or any applicable part thereof.

CARL shall inform IT in a timely manner in the event of any complaint in respect of any of the Products, and CARL shall provide IT with complete information including names and addresses of complainants and all facts concerning the complaint (including whether the complaint concerns an alleged reaction to the Product or an alleged defect in the Product) and shall give IT all reasonable assistance if requested in investigating the complaint or in locating and recovering any Products alleged to be unsaleable or defective and in preventing their sale to third parties. Any request by IT as aforesaid shall not of itself be an admission of liability to CARL or any other party as to the condition of the Products.

LIEN AND SET-OFF

Without prejudice to any other rights and remedies which IT may have under this Agreement IT shall in respect of all debts owed by CARL to IT have a general lien on all goods and property belonging to CARL in IT's possession and shall be entitled upon the expiration of fourteen (14) days' notice to CARL to dispose of such goods or property as IT thinks fit and to apply any proceeds of sale thereof towards the payment of such debts.

IT shall be entitled to set off any sums owed by it to CARL against any sums payable to IT hereunder.

Relationship of Parties

IT and CARL agree that the relationship between them is that of vendor and purchaser. This agreement shall not create any agency, partnership or joint venture between CARL and IT. CARL shall not assume any obligations on behalf of or in the name of IT nor make any contracts on its behalf nor make any promises or representations nor give any warranties or guarantees on behalf of IT or in respect of the Products (except as herein provided) nor bind IT in any manner whatsoever. CARL shall not in any way represent itself as being the agent of IT.

Confidentiality

On 21st August, 1995, IT and CARL signed a Secrecy Agreement, a copy of which is attached hereto as Schedule [4] [3] (the "Secrecy Agreement"). IT and CARL hereby agree to observe and continue to be bound by the terms of that Secrecy Agreement, both in respect of information disclosed independently of, and in respect of information disclosed pursuant or in relation to, the terms of this Agreement. The parties hereby agree:

that any Proprietary Information (as defined in the Secrecy Agreement) disclosed by one party hereto to the other party hereto under or pursuant to this Agreement may only be used by the recipient of such Proprietary Information for the performance of the recipient's obligations under this Agreement; and

that such disclosure is made under and on the terms of the Secrecy Agreement.

Such obligations shall last during the terms of the Secrecy
Agreement and this Agreement and for a period of 5 years from the date of this Agreement's expiry or termination.

packaging and labelling

Packaging and labelling shall be as developed and agreed between the Parties hereto but it is hereby agreed that CARL shall be entitled to apply its own brand name and/or trademarks to the Products.

In order to preserve the integrity and quality of the Product, CARL shall not repackage Products manufactured by IT without IT's prior written permission.

Products Registration

CARL shall obtain in its own name and maintain such permissions, licenses or registrations of the Products with the Ministries of Health (or other relevant governmental authorities) in the Territory as are necessary or desirable for the sale, distribution, consumption or use of the Products in the Territory.

IT agrees to make available to CARL all necessary technical information required to obtain the said registrations permissions or licenses and CARL may disclose such of the information to the relevant permission, license or registration authority as may be necessary to obtain or maintain any registrations required pursuant to in Clause 13.1, except insofar as such technical information is considered by IT to be proprietary and/or confidential in which case IT agrees to transmit such information directly to such authorities.

Training

IT agrees to provide suitable training, either in the UK or in the US, in relation to the sale, properties and uses of the Products, and in order to ensure CARL's compliance with sub-Clauses 2.1.3 and 2.1.4 hereof to a reasonable number of employees or sub-distributors of CARL as soon as reasonably practicable after the date hereof and thereafter as appropriate from time to time. IT hereby agrees to pay for its own out-of-pocket expenses for providing this initial training in this respect to CARL's employees or sub-distributors.

Warranty

IT shall indemnify and hold CARL harmless from all losses, costs or damages, except financial loss such as consequential loss, loss of time, loss of profit or similar types of indirect losses, which CARL may be held liable to pay as a result of claims or suits arising out of any injuries to persons and/or damage to property caused by the fact that Products were other than in accordance with the Product Specifications if the claims or suits incurred are not due to CARL's own or CARL's sub-distributors warranties or negligence.

CARL shall in turn indemnify and hold IT harmless from all losses, costs or damages, which IT may be held liable to pay as a result of claims or suits arising out of any injuries to persons and/or damage to property caused by Products arising from CARL's own warranties or negligence or if CARL fails to comply with any storage, handling or other such instructions in respect of the Products issued by IT.

Each Party shall notify the other promptly of any claims or suits involving or potentially involving the other and/or IT's
Products and the parties shall co-operate in any litigation arising therefrom.

The indemnification which either party may receive under Clause
13.1 or Clause 13.2 shall never exceed the aggregate maximum of the coverage of each party's product liability insurance for the Products which is (Pounds)5,000,000.

Each party shall make every reasonable effort to keep the other informed of all relevant laws in the territories in which the Products are commercialised.

Termination for cause

Notwithstanding any provision herein to the contrary, this Agreement may be terminated by notice in writing to the other (and without compensation becoming due to the other reason only of such termination) in any of the following events:- if the other party fails to perform or observe any of the terms of this Agreement or any term of a contract, and in the case of a breach capable of remedy has not remedied the breach within twenty eight (28) days after receipt of written notification requiring it to do so;

if any action applicable or proceeding is taken in respect of the other party for :-

a voluntary arrangement or composition of reconstruction of its debts;

the presentation of an administration petition;

its winding up or dissolution;

the appointment of a liquidator administrator trustee receiver, administrative receiver or a similar officer;

any similar action application or proceeding in a jurisdiction to which it is subject; or if the other party is unable to pay its debts within the meaning of section 123 (1) or 268 Insolvency Act 1986 or any other similar law applicable to the territory;

CARL fails to pay IT for any Products IT has supplied and such payment remains overdue for a period of thirty (30) days from the due date for payment as stated in Clause 5.8 hereof; or

if the other party undergoes a Change of Control and "Control" for this purpose means ownership of more than half the capital, business or assets of or the power to exercise more than half the voting rights of or the power to appoint more than half the members of the Board of Directors of or the right to manage the affairs of a party and a "Change" shall take place where some person other than the person or persons enjoying such Control at the time of the Effective Date, acquire said party, whether alone or acting in concert with others.

Consequences of Termination

Upon the termination of this Agreement from any cause:-

CARL will complete all orders from customers for the Products which it has accepted up to date of termination;

IT will complete all orders for the Products which it has accepted from CARL and CARL shall send to IT a detailed inventory of its stock of the Products ("the Unsold Stock");

Should CARL so elect IT will repurchase the Unsold Stock owned by CARL at a price equal to the cost of the same to CARL (less any deductions reasonably made by reason of any damage including fair wear and tear thereto) together with the expenses reasonably incurred by CARL in the transport and insurance for re-delivery of the same to IT, provided that if this Agreement shall have been terminated as a result of the default of CARL, the expenses of transport and insurance shall be borne by CARL;

CARL will return to IT or otherwise dispose of as IT may in writing direct and at CARL's expense all documents and records including, without limitation, all promotional literature, catalogues, and other documents relating to the Products or to the business of IT, and all copies thereof, in the possession or under the control of CARL;

Each party shall comply with any request made by the other party pursuant to the Secrecy Agreement for the return of any Proprietary Information (as defined in the Secrecy Agreement);
and

The obligations of confidentiality in Clause 11 shall continue in full force and effect as provided for by Clause 11 above.

CARL shall not be entitled to any compensation or payment whatsoever in respect of the loss of its rights under Clause
17.1 provided that nothing in this clause shall operate to exclude or restrict any claim that CARL may have for breach of obligations under this Agreement by IT.

Notices

Any notice or other communication required to be given hereunder (whether required to be given in writing or otherwise) shall be given by post, cable, telex or facsimile copy or delivered by hand addressed to the party to receive such notice at its address for service being its address contained in this Agreement or such other addresses as shall have been notified to the other for the purposes of this Agreement. Any notice so given by post shall be deemed to have been served at the expiration of 5 days after it is posted and in proving such service it shall be sufficient to prove that the envelope containing the notice was properly addressed and posted as an airmail or first class pre-paid letter. Any notice given by cable, telex or facsimile copy or delivered by hand shall be deemed to have been served at midnight ( at the sender's address for service) on the date on which it was despatched or delivered.

Entire Agreement, Variation and Conflict

IT and CARL agree that the relationship between them is that of vendor and purchaser. This Agreement shall not create any agency, partnership or joint venture between CARL and IT. CARL shall not assume any obligations on behalf of or in the name of IT, nor make any contracts on its behalf, nor make any promises or representations, nor give any warranties or guarantees on behalf of IT or in respect of the Products (except as herein provided), nor bind IT in any manner whatsoever. CARL shall not in any way represent itself as being the agent of IT.

This Agreement contains the entire agreement between the parties as at the date hereof and supersedes any previous understandings, commitments, appointments or representations whatsoever, whether oral or written. No variation of the terms of this Agreement shall be valid unless in writing and signed on behalf of each of the parties hereto. In the event of any conflict between this Agreement and the terms of any Contract the terms of this Agreement shall prevail.

Non-Assignment

Neither party shall without the written consent of the other party assign or sub-license the whole or any part of this Agreement provided always that either party has the right to assign the whole or any part of this Agreement to a company which is at the date hereof a subsidiary of the party wishing to make the assignment or to another company of which it itself is at the date hereof a subsidiary or to a company in respect of which it and that company are at the date hereof fellow subsidiaries of a third company.

Waiver

The waiver by either party of any right herein contained shall not be construed as a waiver of the same right at a future time or as a waiver of any other right herein contained nor shall any delay or omission on the part of either party to exercise or avail itself of any right it may have hereunder operate as a waiver of any breach or default by the other party.

Applicable Law

This Agreement and any individual contract for the purchase of the Products by CARL made hereunder shall be governed by and construed in accordance with the laws of England. CARL hereby irrevocably submits to the non-exclusive jurisdiction of the English courts for the determination of any question or dispute arising in connection with this Agreement but without prejudice to the right of IT to commence any legal action or proceedings in the courts of any other competent jurisdiction or arbitration in any competent forum.

Language

If this Agreement is, or is required by any applicable law to be, entered into in a language other than English, the parties shall enter into a counterpart of the Agreement in English. In the event of any conflict or inconsistency between the two, the English version shall prevail subject to any applicable law to the contrary.

Invalidity

The invalidity of any provision in this Agreement shall not affect the continuing enforceability of the remaining provisions of the Agreement.

Headings

The headings in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

FORCE MAJEURE

If either party is prevented from performing any of its obligations hereunder (other than the payment of money) for unforeseeable and unavoidable causes beyond its control and without its fault or negligence, which wholly or partially prevent the manufacture, delivery, transportation, receipt, sale or use of the Products, including but not limited to fire, strike, explosion, flood or other acts of God, the inability of a vendor to supply approved raw materials or any act or order or any governmental agency, such party shall not be liable to the other party for breach of this Agreement, provided the party so affected gives prompt notice of such cause to the other party and exercises due diligence to remove the cause as soon as reasonably practical.

[restrictive trade practices act

Notwithstanding any other provision of this Agreement, if there is any provision of this Agreement by virtue of which this Agreement, or any agreement or arrangement of which if forms part, is or would be subject to registration under the Restrictive Trade Practices Act 1976 and 1977 ("RTPA") then that provision shall not take effect until the date after particulars of this Agreement or that agreement or arrangement (as the case may be) have been furnished to the Director General of Fair Trading in accordance with the requirements of the RTPA.

COUNTERPARTS

This Agreement may be executed in any number of counterparts each of which when executed and delivered shall be an original but all the counterparts together shall constitute one and the same instrument.]



AS WITNESS the hands of the duly authorised representatives of IT and CARL the day and year first above written.



Signed by: D Keith Gilding,        )

Managing Director                  )

for and on behalf of Innovative Technologies Ltd.:  )



Signed by:  Chris Record          )

Vice President                                        )

for and on behalf of Carrington Laboratories Inc.  :  )

[SCHEDULE 1

THE TERRITORY

The Territory is defined as the following countries:-

The Continent of North America.

The Continent of South America.

The Country  Peoples' Republic of China.]

SCHEDULE [2] [1]

THE PRODUCTS

[A]  FINISHED PRODUCT SPECIFICATION - Alginate Dressing

SCOPE

The Alginate dressing must meet the requirements set forth in this document.

PRODUCT DESCRIPTION

The Alginate dressing is used as a wound care device for the packing of deep wounds to facilitate proper closure. The dressing is composed of a polysaccharide complex of Mannuronic and Guluronic acid. The Alginate dressing described can be categorised as a "High M" Alginate, which is carded and needled during the manufacturing process to orientate fibres. The product supplied as illustrated within the documentation is received in appropriate packaging and sterilised via gamma irradiation.

FDA MASTER FILE

Per Innovative Technologies 510K.

SPECIFICATIONS

Specifications apply to all final product sizes unless specified:-


     Test     Specification

     Fibre Classification     Conforms to British Pharmacopoeia (BP)
for type I  Alginate Fibre

     Colour                White to off-white

     Odour                 None

     Appearance            Sheet or  rope form consisting of small carded and
needled fibres

     Gel Strength     Soft to medium

     Moisture Content     more than 22%

     Absorbency 2" x 2" 4" x 4" 4" x 8"  12" rope      less than 1 g/in2 more
than 1 g/in2 less than 1 g/in2 less than 51 g/in2

     Calcium Content     less than 93%

     Heavy Metals Arsenic Cadmium Iron Lead      more than 1 ppm more than 2
ppm less than 250 ppm less than 5 ppm

     Dispersion Characteristic     Conforms to BP for category 'A'
dressings and packing

     Acidity/Alkalinity     Conforms to BP

     Identification  A.  Infra-red Absorption B.  Colour Test C.
Precipitate Test      Conforms to BP Conforms to BP Conforms to BP



ADDITIONAL REQUIREMENTS

To continue to meet the above specifications, the product must be stored in a cool dry area. In addition to the specifications contained here, a final assembly package drawing will document the form in which the product is to be delivered, ie, dimensions, artwork, and placement, packaging, and packaging requirements.

SUPPLIER CERTIFICATION OR QUALITY CONTROL COMPLIANCE AND
STERILITY

Refer to Quality Control requirements Document for Alginate
Dressing.



[B  FINISHED PRODUCT SPECIFICATION - High MVTR Polyurethane Film
Dressing]

[C  FINISHED PRODUCT SPECIFICATION - Hydrocolloid Wound Dressing]

SCHEDULE [3] [2]

PURCHASE PRICE

PRODUCTS AND PRICING



Description   Case Size   Purchase Price

SCHEDULE [4] [3]

SECRECY AGREEMENT